UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 17, 2012

Talon Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-32626	32-0064979
(Commission File Number)	(IRS Employer
Identification No.)

2207 Bridgepointe Parkway, Suite 250
San Mateo, CA 94404
(Address of principal executive offices and Zip Code)

(650) 588-6404
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to 2010 Equity Incentive Plan

On February 17, 2012, the Board of Directors of Talon Therapeutics, Inc. (the “Company”) adopted an amendment to the Company’s 2010 Equity Incentive Plan (the “2010 Plan”) increasing the total number of shares of the Company’s common stock issuable thereunder from 8,500,000 to 10,000,000.

Adoption of 2012 Severance Payment Plan

Effective as of February 17, 2012, the Company adopted the Talon Therapeutics, Inc. 2012 Severance Payment Plan (the “Severance Plan”).  The following is a summary of the material terms of the Severance Plan:

Participants. All full-time regular employees of the Company are eligible to participate in the Severance Plan, except such employees with individual employment agreements that provide for benefits in connection with a termination of employment.

Benefits.  Subject to their execution and non-revocation of a general release of claims, eligible participants are entitled to the following benefits in the event their employment is terminated by the Company without “cause” (as defined below):

•
Employees at the level of Vice President and higher shall receive 3 months continued base salary and health insurance coverage, which shall be increased to 6 months if such termination occurs following FDA Approval (as defined below).

•	All other employees shall receive 2 months continued base salary and health insurance coverage, which shall increase to 3 months if such termination occurs following FDA Approval.

The Severance Plan is unfunded and all benefits payable under the plan shall be paid only from the Company’s general assets.

Definitions.  For purposes of the Severance Plan, the term “FDA Approval” means the Company’s receipt of marketing approval in the United States (including “accelerated approval”) from the Food and Drug Administration on or before December 31, 2012, for a new drug application submitted by the Company for its Marqibo product candidate.

For purposes of the plan, “cause” means a termination based on the following actions or omissions committed by an eligible participant:

•	willful and repeated failure, disregard, refusal or neglect by the participant to perform his or her employment duties or responsibilities to the Company;
•	an act of fraud, embezzlement, diversion of Company property, or dishonesty relating to the Company or its business or assets;
•	commission of any felony or of any crime involving moral turpitude;
•
gross negligence or willful or intentional misconduct on the part of the participant in the conduct of his or her duties and responsibilities to the Company or which adversely affects the image, reputation or business of the Company or its affiliates;

•	engagement in illegal discrimination or harassment; or
•	any material breach of any written agreement between the Company and the participant or of any written policy of the Company in effect from time to time.

Amendment; Termination.  The Company may amend or terminate the Severance Plan at any time in its sole discretion.

The foregoing summary of the Severance Plan is qualified in its entirety by reference to the complete Severance Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Adoption of 2012 Change of Control Payment Plan

Effective as of February 17, 2012, the Company adopted the Talon Therapeutics, Inc. 2012 Change of Control Payment Plan (the “Change of Control Plan”).  The following is a summary of the material terms of the Change of Control Plan:

Participants.  Full-time Company employees serving at and above the level of Vice President as of the time of the change of control transaction are eligible to receive benefits under the Change of Control Plan upon the effective time of a “change of control” transaction.

Plan Benefits; Allocation.  The Change of Control Plan provides for total benefits payable to eligible participants in an amount equal to 7.5% of the Change of Control Proceeds exceeding the sum of (i) $40 million and (ii) the gross cash proceeds received by the Company in an equity financing completed on or after January 1, 2012 (the “Plan Benefits”).  For purposes of the plan, the term “Change of Control Proceeds” means all cash and the fair market value of all property paid, directly or indirectly, to the Company or its stockholders in consideration for their shares of capital stock, but excluding (1) fees and expenses incurred by the Company in connection with such transaction, (2) amounts payable under employment or consulting agreements and (3) the value of any Company debt paid or assumed by the acquirer in such transaction.  Of the total Plan Benefits, the Change of Control Plan provides that Steven R. Deitcher, M.D., the Company’s President & Chief Executive Officer, is entitled to 53.33%, and that Craig W. Carlson, the Company’s Sr. V.P. & Chief Financial Officer, is entitled to 13.33%, provided each remains employed in such positions at the time of the change of control transaction.  The remaining Plan Benefits will be allocated among the other eligible participants in the discretion of the Board.  However, each participant’s share of the Plan Benefits shall be reduced, on a dollar-for-dollar basis, by the amount of cash and/or value of other property received by such participant in connection with the change of control transaction in respect of outstanding stock options or other stock incentives held by the participant.  The Change of Control Plan is unfunded and all benefits payable under the plan shall be paid only from the Company’s general assets.

Form and Timing of Payments. The Plan Benefits shall be payable to eligible participants in the same manner and form and at the same time as the consideration payable to the Company’s stockholders in connection with the change of control transaction.  For example, (i) to the extent the Company’s stockholders receive mixed consideration consisting of cash and securities in consideration for their shares of Company stock, then the Plan Benefits shall consist of cash and identical securities in the same proportion as payable to the Company’s stockholders, and (ii) to the extent a portion of the consideration payable to the Company’s stockholders is subject to future contingencies or earn-outs, then an identical portion of the Plan Benefits shall be subject to the same contingencies.

Definition of Change of Control.  As defined in the Change of Control Plan, the term “change of control” includes the following:

•
a person or group becoming the direct or indirect beneficial owner of more than 50% of the combined voting power of the Company other than by merger or similar transaction; provided, that a change of control will not be deemed to occur in connection with the acquisition of securities from the Company in a financing transaction;

•
a merger, consolidation or similar transaction involving the Company in which the Company’s stockholders immediately prior to the transaction no longer own more than 50% of the voting securities or voting power of the surviving company in substantially the same proportion as their ownership of Company securities immediately prior to such transaction; and

•
the sale, lease, exclusive worldwide license or other disposition of all or substantially all of the total gross value of the Company’s assets to an entity or person, more than 50% of the combined voting power of which is not owned by the Company’s stockholders in substantially the same proportion as their ownership of Company securities immediately prior to such transaction.

Amendment; Termination. The Company may amend or terminate the Change of Control Plan at any time in its sole discretion.  However, the Change of Control Plan will automatically terminate on the earlier of (i) the effective date of a change of control transaction (subject to the Company’s obligation to pay the Plan Benefits with respect to such transaction) or (ii) December 31, 2012, provided that the Board may renew or extend the plan for additional one-year periods.

The foregoing summary of the Change of Control Plan is qualified in its entirety by reference to the complete plan, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Other Compensation Matters

On February 17, 2012, the Board approved base salary increases for 2012 and cash bonus payments for the 2011 fiscal year to be paid to the Company’s named executive officers. Under the Company’s bonus program, the target performance bonus for Dr. Deitcher, the Company’s President and Chief Executive Officer, is 50% of base salary, which is increased to 70% if all targets are achieved, and the target bonus for Mr. Carlson, the Company’s Senior Vice President and Chief Financial Officer, is 40% of base salary.  For 2011, the Board determined that 40% of the 2011 performance targets were achieved, and 60% of targets were not achieved, all of which consisted of the Company’s receipt of FDA marketing approval for its Marqibo product candidate.  In addition to awarding the portion of target bonus in proportion to targets achieved in 2011, the Board in its discretion awarded to Dr. Deitcher and Mr. Carlson (as well as other Company employees) additional amounts in recognition of such person’s exceptional performance and contributions in 2011. Further, the Board determined that Dr. Deitcher and Mr. Carlson (as well as other Company employees), would be eligible to receive an additional bonus payable upon FDA approval of Marqibo (“FDA Bonus”) in amount equal to 100% of such officer’s 2011 target bonus, less the total amount previously awarded for 2011. The 2012 base salaries and 2011 bonuses to be paid to Dr. Deitcher and Mr. Carlson, as well as the amount that may be earned upon FDA approval, are as follows:

Name and Title	2012 Base Salary	2011 Bonus Paid	Potential FDA Bonus
Steven R. Deitcher President & CEO	$467,857	$227,115	$90,846

Craig W. Carlson Sr. V.P., CFO	$333,566	$77,724	$51,816

Also on February 17, 2012, the Company granted 10-year stock options pursuant to the 2010 Plan to Dr. Deitcher and Mr. Carlson to purchase 1,000,000 and 400,000 shares of the Company’s common stock, respectively. Each stock option is exercisable at a price of $0.905 per share, the closing sale price of the Company’s common stock on the date of grant, and vest in 48 equal monthly installments commencing on the first month anniversary of the grant date. Each stock option grant is evidenced by a separate stock option agreement in the Company’s standard form for use under the 2010 Plan.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Talon Therapeutics, Inc. 2012 Severance Payment Plan
10.2	Talon Therapeutics, Inc. 2012 Change of Control Payment Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 24, 2012	Talon Therapeutics, Inc.

	By:	/s/ Craig W. Carlson
Craig W. Carlson
Sr. Vice President, Chief Financial Officer

INDEX TO EXHIBITS FILED WITH THIS REPORT

Exhibit No.	Description
10.1	Talon Therapeutics, Inc. 2012 Severance Payment Plan
10.2	Talon Therapeutics, Inc. 2012 Change of Control Payment Plan